LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

 Know all by these present that the undersigned hereby constitutes and appoints each of Eileen Overbaugh, Irina Ishak and Philippe Deschamps as their true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned Schedules 13D and 13G, Form ID and Forms 3, 4 and 5 in accordance with Sections 13 and 16(a) of the Securities
Exchange Act of 1934 (the "Exchange Act") and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Schedules
13D or 13G, Form ID application for EDGAR codes, and Forms 3, 4 or 5, and the timely filing of such Forms with the United States Securities and Exchange
Commission and any other authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, including, without limitation, the execution and filing of a Form 4 with respect to a transaction which may be reported on a Form 5, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in their discretion.

 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully and to all intents and purposes as he might or could do in person, with full power of substitution and resubstitution, hereby ratifying and confirming all that such attorney-in-fact, or their substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Sections 13 and 16 of the Exchange Act.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Schedules 13D and 13G and Forms 3,
4 and 5 in accordance with Sections 13 and 16(a) of the Exchange Act and the rules thereunder with respect to the undersigned's holdings of and transactions in securities issued by Helius Medical Technologies, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as May 28, 2020.

                                         _/S/ Jeffrey Mathiesen___________
                                         Signature

                                         _Jeffrey Mathiesen_______________
                                         Print Name

STATE OF New York

COUNTY OF Westchester

 On this 28th day of May, 2020, Jeffrey Mathiesen personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

 IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                         _Bettina Christine Elstroth_______
                                         Notary Public

                                         _October 5, 2022___________________
                                         My Commission Expires: